Exhibit 1.1

Form of Underwriting Agreement

Vodafone Group Public Limited Company
Debt Securities

Underwriting Agreement

To the Representatives named from time to time in the applicable Pricing Agreement hereinafter described.

Ladies and Gentlemen:

From time to time Vodafone Group Public Limited Company, a public limited company incorporated in England and Wales (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement. In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Designated Securities are to be offered or sold outside the United States and any provisions relating thereto.

1.	Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement (this “Agreement”) shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	The Company meets the requirements for the use of Form F-3, and a registration statement on Form F-3 (File No. 333- ), including a prospectus, relating to the Securities of the Company has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), and has been declared effective under the Act. Such registration statement, as amended to the date of the applicable Pricing Agreement, is hereinafter referred to as the “Registration Statement”, and such prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement (the “Base Prospectus”), as proposed to be supplemented by a prospectus supplement relating to the Designated Securities (the “Prospectus Supplement”) to be filed pursuant to Rule 424 under the Act, is hereinafter referred to as the “Prospectus”. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement. For purposes of this Agreement, “Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act. “Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the applicable time specified in the applicable Pricing Agreement (the “Applicable Time”), including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

(b)	No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission;

(c)	At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder; and neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Designated Securities included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations as to (i) that part of the Registration Statement which shall constitute a Trustee’s Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents;

(d)	The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on a schedule to the applicable Pricing Agreement (if any) does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package;

(e)	Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company makes no representations as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents, and (ii) no such documents were filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement;

(f)	The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented;

(g)	All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or any of its subsidiaries required for the issue and sale of the Designated Securities and for the execution and delivery by the Company of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect; and

(h)	The Company was or is not at (i) the earliest time after the filing of the Registration Statement pursuant to which the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities or (ii) at the time of the applicable Pricing Agreement, an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanour or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Act.

3.	Upon the execution of the applicable Pricing Agreement and the authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.	Designated Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5.	The Company agrees with each of the Underwriters of any Designated Securities:

(a)	To prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approval shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)	Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of the distribution of the Designated Securities therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be (i) required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (ii) obligated to pay or reimburse the Underwriters for expenses (including fees and disbursements of counsel for the Underwriters) to the extent that such payment or reimbursement, together with prior payments or reimbursements, exceed, in the aggregate, $10,000 in connection with the offering and sale of Designated Securities under state securities laws pursuant to this Agreement;

(c)	To furnish the Underwriters with copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, subject to the proviso below, without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required under the Act to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with the offering or sale of Designated Securities at any time more than 30 days after the date of the applicable Pricing Agreement, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of such Designated Securities;

(d)	To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(e)	During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; and

(f)	If the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6.

(a)	The Company represents and agrees that (i) without the prior written consent of the Underwriters, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Designated Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, required to be filed with the Commission, and (ii) it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(b)	Each Underwriter represents and agrees that, without the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an Issuer Free Writing Prospectus, as defined in Rule 433 under the Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, required to be filed with the Commission; provided, however, that the Company consents to the use by each Underwriter of a “free writing prospectus” that contains only (i) information describing the preliminary terms of the Designated Securities or their offering which, in their final form, will not be inconsistent with the final term sheet of the Company prepared and filed pursuant to Section 5(a) hereof and (ii) information that describes the final terms of the Designated Securities or their offering and that is included in the final term sheet of the Company prepared and filed pursuant to Section 5(a) hereof.

(c)	Any such “free writing prospectus” the use of which has been consented to by the Company or the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) will be listed in an appendix to the applicable Pricing Agreement.

7.	The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) subject to Section 5(b)(ii) hereof, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws if required, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) all U.K. stamp or other issuance or transfer taxes (if any) arising as a result of the issuance, sale and delivery of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Underwriters of any Designated Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The final term sheet contemplated by Section 5(a) hereof shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)	U.S. Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities with respect to this Agreement, the Designated Securities, the Indenture, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Designated Securities) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

(c)	U.S. Counsel for the Company shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(c)(i) attached hereto with such additions or changes thereto as the Underwriters may reasonably request and a letter, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(c)(ii) attached hereto;

(d)	English counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(d) attached hereto with such additions or changes thereto as the Underwriters may reasonably request;

(e)	The Group General Counsel and Company Secretary (or any other person reasonably agreed by the Representatives in the applicable Pricing Agreement) shall have furnished to the Representatives his or her written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(e) attached hereto;

(f)	On the date of the applicable Pricing Agreement and at the Time of Delivery for the Designated Securities, each firm of independent accountants that has certified financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter, dated the respective dates of delivery thereof, to the effect set forth in Schedule 8(f) hereto, and with respect to such other matters as the Underwriters may reasonably request and in form and substance satisfactory to the Underwriters;

(g)	Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries considered as a whole which the Representatives conclude, in their judgment, after consultation with the Company, materially impairs the investment quality of the Designated Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus and at or after the Applicable Time there shall not have been any decrease in the ratings of any of the Company’s debt securities (or any public announcement that the ratings of any of the Company’s debt securities are under surveillance or review, with negative implications) by Moody’s Investors Service, Inc., Fitch Ratings Ltd. or Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.;

(h)	At or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on The NASDAQ Global Select Market LLC or on the London Stock Exchange plc; (iii) a general moratorium on commercial banking activities in New York City or London declared by relevant authorities; or (iv) a change or development involving a prospective change in taxation in the United Kingdom affecting the transfer of the Securities or the imposition of exchange controls by the United States or the United Kingdom; (v) a material outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom or elsewhere, where the effect of any such event specified in paragraphs (i) through (vi) above is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities, provided that the Representatives shall have consulted with the Company to the extent practicable prior to exercising their rights under this paragraph (h);

(i)	The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the applicable Pricing Agreement; and

(j)	The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section.

9.

(a)	The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary Prospectus Supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities; and, provided further, that, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any preliminary prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Designated Securities concerned, to the extent that such sale was made in a transaction covered by the Registration Statement and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Designated Securities to such person, a copy of an amended or supplemented Pricing Prospectus (any material incorporated by reference therein being deemed conveyed for this purpose upon filing with the Commission) or an Issuer Free Writing Prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Company had furnished prior to the Applicable Time copies of such amended or supplemented Pricing Prospectus or Issuer Free Writing Prospectus to such Underwriter and had specifically identified to such Underwriter prior to the Applicable Time such untrue statement or omission, or alleged untrue statement or omission, that was so corrected.

(b)	Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus or any Issuer Free Writing Prospectus, and, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including, without limitation, any failure by a party, promptly after its receipt of notice of the commencement of any action in respect of which contribution may be sought under this subsection (d), to notify the other party in writing of the commencement of such action). The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

10.

(a)	If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.

(b)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.	If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 7 and 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.	This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	The Company acknowledges that in connection with the offering of the Designated Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Designated Securities.

16.	The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal or state court in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed C T Corporation System, 28 Liberty Street, New York, New York 10005, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

17.	In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.	Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the EU Underwriters (each EU Underwriter, a “BRRD Party”) and the Company, the Company acknowledges and accepts that any BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (the “Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company in respect of such BRRD Liability of such shares, securities or obligations;

iii.	the cancellation of the BRRD Liability; or

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 19:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499;

“EU Underwriter” means any Underwriter whose liabilities under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party under this Agreement.

20.	Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the UK Underwriters (each UK Underwriter, a “UK Bail-in Party”) and the Company, the Company acknowledges and accepts that any UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party (the “Relevant UK Bail-in Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

ii.	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK Bail-in Party or another person, and the issue to or conferral on the Company in respect of such UK Bail-in Liability of such shares, securities or obligations;

iii.	the cancellation of the UK Bail-in Liability; or

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 20:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

“UK” means the United Kingdom; and

“UK Underwriter” means any Underwriter whose liabilities under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

21.	Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

22.	Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX I
Form of Pricing Agreement

[Date]

[Name(s) of (Co-)Representative(s)]
As Representative(s) of the several
Underwriters named in Schedule I hereto,

[Address]

Ladies and Gentlemen:

Vodafone Group Plc, a public limited company incorporated in England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein, in the indenture, dated as of 10 February 2000, between the Company and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Company, The Bank of New York Mellon and Citibank N.A.) (the “Indenture”) and in the Underwriting Agreement, a copy of which is attached hereto as Schedule III (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us [●] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

Very truly yours

VODAFONE GROUP PUBLIC LIMITED COMPANY

By:
Name:
Title:

Accepted as of the date hereof:

[Insert name(s) of Representative(s)]

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I
to the Pricing Agreement

Underwriter	Principal Amount of Designated Securities to be Purchased
$
[Insert name(s) of Representative(s)]
[Insert names of other Underwriters, if any]
Total

SCHEDULE II
to the Pricing Agreement

Title of Designated Securities:

[[●]%] [Floating Rate] [Zero Coupon] [Notes]

[Debentures] [D][d]ue [●],

Specific Terms of Designated Securities:

See Appendix A for a copy of the final term sheet relating to the Designated Securities.

Price to Public:

[●]% of the principal amount of the Designated Securities, plus accrued interest [, if any,] from and including [●] to [●] [and accrued amortization [, if any,] from [●] to [●]]

Purchase Price by Underwriters:

[●]% of the principal amount of the Designated Securities, [plus accrued interest from [●] to [●] [and accrued amortization [, if any,] from [●] to [●]]

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

[●]

Closing Location for Delivery of Designated Securities:

New York, New York.

[Additional Closing Conditions:

Paragraph 8(h) of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency. The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended):

“; ( ) the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency] ”.

If the Securities are to be listed on any securities exchange, insert the following:

“( ) The Securities shall have been admitted to listing on the [name of relevant recognized stock exchange].”

Additional Opinions:

If the Securities are denominated in and pay interest in a currency other than U.S. dollars, local counsel for the Company shall give the following opinion:

“( ) All interest on the Securities may, under the current laws and regulations of [insert jurisdiction], be paid in [insert currency] that may be converted into foreign currency that may be freely transferred out of [insert jurisdiction], and all interest and other distributions on the Securities will not be subject to withholding or other taxes under the laws and regulations of [insert jurisdiction] and are otherwise free and clear of any other tax, withholding or deduction in [insert jurisdiction] and without the necessity of obtaining any Governmental Authorization in [insert jurisdiction].”]

Names and Addresses of Underwriters, including the Representatives:

[●]

[Listing:

The Company will apply to list the Designated Securities on [name of recognized stock exchange].]

Other Terms:

Applicable Time

“Applicable Time” means [●] New York City time, on the date of this Pricing Agreement.

Selling Restrictions

(1)	Each Underwriter represents, warrants and agrees that, in connection with the distribution of the Designated Securities:

(a)	in relation to any Designated Securities which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and (ii) it has not offered or sold and will not offer or sell any Designated Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Designated Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the Company;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom (the “UK”).

(2)	Each Underwriter represents, warrants and agrees that, in connection with the distribution of the Designated Securities, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available, any Designated Securities to any retail investor in the European Economic Area (the “EEA”). For these purposes:

(d)	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

ii.	a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a “qualified investor” as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(e)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities.

(3)	Each underwriter will represent, warrant and agree that, in connection with the distribution of the securities, it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any securities to any retail investor in the UK. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”);

ii.	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or

iii.	not a “qualified investor” as defined in the Prospectus Regulation as it forms part of domestic law in the UK by virtue of the EUWA; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Appendix A
to Schedule II of the Pricing Agreement

Floating Rate Notes due [●] (the “[Tranche 1] Notes”)

[Further issuance	The [Tranche 1] Notes are a further issuance of Floating Rate Notes due [●], of which there is currently an aggregate principal amount of $[●] outstanding.
Expected Ratings(1)	[●] / [●] / [●] ([●] / [●] / [●]).
Maturity date	We will repay the [Tranche 1] Notes on [●] at 100% of their principal amount plus accrued and unpaid interest.
Issue date	[●].
Issue price	[●]% of the face amount, plus accrued interest[, if any,] from [and including] [●] to the date the [Tranche 1] Notes are delivered to investors.
Interest rate	The interest rate for the period from [●], to but excluding the first interest reset date will be the initial base rate, as adjusted by adding the spread. Thereafter, the interest rate will be the base rate, as adjusted by adding the spread. The interest rate will be reset [●] on each interest reset date.
Initial base rate	[●], as determined on [●].
Base rate	[●].
Spread	[●]%.
Interest payment dates	[●] on [●] of each year, commencing [●], up to and including the maturity date for the [Tranche 1] Notes, subject to the applicable business day convention.
Interest reset dates	Starting with the interest period scheduled to commence on [●], the interest reset date for each interest period will be the first day of such interest period, subject to the applicable business day convention.
Interest determination date	The interest determination date relating to a particular interest reset date will be the second [●] business day preceding such interest reset date.
Business day convention	[Modified following].
Day count fraction	[Actual/360].
Calculation Agent	[The Bank of New York Mellon, acting through its London branch, or its successor appointed by us.]
Underwriting Discount	[●]%.
CUSIP Number	[●].
ISIN	[●].

[[●]%] Notes Due [●] (the “[Tranche 2] Notes” [and, together with the Tranche 1 Notes, the “Notes”)]

[Further issuance	The [Tranche 2] Notes are a further issuance of [[●]%] Notes due [●], of which there is currently an aggregate principal amount of $[●] outstanding.]
Expected Ratings(1)	[●] / [●] / [●] ([●] / [●] / [●]).
Maturity date	We will repay the [Tranche 2] Notes on [●] at 100% of their principal amount, plus accrued and unpaid interest.
Issue date	[●].
Issue price	[●]% of the face amount, plus accrued interest[, if any,] from [and including] [●] to the date the [Tranche 2] Notes are delivered to investors.
Interest rate	[●]% per annum.
Interest payment dates	[●] on [●] of each year, commencing [●], up to and including the maturity date for the [Tranche 2] Notes, subject to the applicable business day convention.
Business day convention	[Following, Unadjusted].
Day count fraction	[30/360].
Optional make-whole redemption	We have the right to redeem the [Tranche 2] Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis [(assuming a 360-day year consisting of twelve 30-day months)] at the adjusted treasury rate, plus [●]] basis points.
Underwriting Discount	[●]%.
CUSIP Number	[●].
ISIN	[●].

The following terms apply to[ each tranche of] the Notes:

Business days	[For the [[●]] Notes, [●] and New York; for the Floating Rate Notes, [●] and New York.]
Ranking	The Notes will rank equally with all present and future unsecured and unsubordinated indebtedness of Vodafone Group Plc. Because we are a holding company, the Notes will effectively rank junior to any indebtedness or other liabilities of our subsidiaries.

Regular record dates for interest	With respect to each interest payment date, the regular record date for interest on global securities in registered form will be the close of business on the Clearing System Business Day prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except December 25 and January 1. The regular record date for interest on debt securities that are represented by physical certificates will be the date that is 15 calendar days prior to such date, whether or not such date is a business day.
Payment of additional amounts	All payments on the Notes will be made without deducting United Kingdom (“U.K.”) withholding taxes. If any such deduction is required on payments to non-U.K. investors, we will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer — Payment of Additional Amounts” in the prospectus. Notwithstanding the foregoing, any amounts to be paid on the Notes by us, or on our behalf, will be paid net of any deduction or withholding imposed or requirement pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (and any such withholding or deduction, a “FATCA Withholding”). Neither we, nor any person, will be required to pay any additional amounts in respect of FATCA Withholding.
Redemption or repurchase following a change of control	If a Change of Control Put Event (as defined in the prospectus) occurs, then the holder of a Note will have the option, as described under ‘‘Additional Mechanics — Redemption or Repurchase Following a Change of Control” in the prospectus, to require Vodafone to redeem or, at Vodafone’s option, purchase (or procure the purchase of) such Note at an optional redemption amount or purchase price equal to 101% of the aggregate principal amount of such Note, plus accrued and unpaid interest on such Note to the date of redemption or repurchase, according to the terms and limitations described under ‘‘Additional Mechanics — Redemption or Repurchase Following a Change of Control’’ in the prospectus.

Optional tax redemption	We may redeem the Notes before they mature if we are obligated to pay additional amounts due to changes on or after the date of this final term sheet in UK withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all our assets and other limited circumstances described under “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the prospectus. In that event, we may redeem the Notes, in whole but not in part, on any interest payment date, at a price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption.
Adjusted treasury rate	“Adjusted treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.
Comparable treasury issue	“Comparable treasury issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Notes.
Comparable treasury price	“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.
Quotation agent	“Quotation agent” means the reference treasury dealer appointed by us.
Reference treasury dealer	“Reference treasury dealer” means any primary U.S. government securities dealer in New York City selected by us.
Reference treasury dealer quotations	“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the Quotation Agent by such reference treasury dealer at 5:00 p.m. New York City Time on the third business day preceding such redemption date.
Listing	We will file an application to list the Notes on [name of recognized stock exchange]. We expect that the Notes will be eligible for trading on [name of recognized stock exchange] within 30 days after delivery of the Notes.

Use of proceeds (after deducting underwriting discounts but not estimated expenses)	We intend to use the net proceeds from the sale of the Notes for general corporate purposes.
Risk factors	You should carefully consider all of the information in this final term sheet, the prospectus supplement and the prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page [●] of the prospectus supplement dated [●], “Risk Factors” beginning on page [●] of the prospectus[,/ and] “Principal risk factors and uncertainties” beginning on page [●] of our Annual Report on Form 20-F for the fiscal year ended March 31, 202[●] [and “Risk factors” beginning on page [●] of our Half Year Report for the six months ended [●]] for risks involved with an investment in the Notes.
Trustee and principal paying agent	The Bank of New York Mellon.
Timing and delivery	We currently expect delivery of the Notes to occur on or about [●].
Underwriters	[●], [●] and [●].
Prohibition of Sales to EEA Retail Investors	Applicable.
Prohibition of Sales to UK Retail Investors	Applicable.

Note:

(1)	An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Vodafone Group Plc is currently rated [●] / [●] / [●] ([●]/[●]/[●]). An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Appendix B
to Schedule II of the Pricing Agreement

Issuer Free Writing Prospectus:

Final Term Sheet dated [●]

Other Free Writing Prospectus(es):

None

SCHEDULE III
to the Pricing Agreement

Copy of Underwriting Agreement

[Attach a copy of the Underwriting Agreement behind this cover page.]

Schedule 8(c)(i)
Form of Opinion of U.S. Counsel
in connection with Section 8(c)(i) of the Underwriting Agreement

[Date]

[Underwriters]

Ladies and Gentlemen:

Vodafone Group Plc (the “Company”)
$[●] [[●]%]/[Floating Rate] Notes due [●] (the “Securities”)

We have acted as United States counsel for the Company in connection with the execution by you and the Company of the Pricing Agreement dated [●] (the “Pricing Agreement”), which incorporates by reference the provisions of the Underwriting Agreement attached thereto (the “Underwriting Agreement”), relating to the offer and sale of the Securities[, and (ii) the execution by the Company and the Bank of New York Mellon, as calculation agent (the “Calculation Agent”), of the Calculation Agency Agreement dated [●] (the “Calculation Agency Agreement”]. The Securities are being issued pursuant to the Indenture dated February 10, 2000 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) and as successor trustee to Citibank N.A. The offering of the Securities has been made by way of a prospectus dated July 26, 2023 (the “Base Prospectus”), as supplemented by the prospectus supplement dated [●] (the “Prospectus Supplement”). The Base Prospectus, together with the final term sheet referred to in Appendix B to Schedule II of the Pricing Agreement, is referred to herein as the “Pricing Disclosure Package”. The Base Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Final Prospectus”.

This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other state of the United States or the laws of any other jurisdiction.

For the purpose of this opinion, we have examined the Pricing Agreement, [the Calculation Agreement,] the Underwriting Agreement and the Indenture, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. Solely for the purpose of our opinions in paragraphs 5 and 6 below, we have reviewed the statements under the captions “Description of Debt Securities We May Offer”, “Plan of Distribution”, “Description of Notes”, “Underwriting” and “Taxation — U.S. Federal Income Taxation” in the Pricing Disclosure Package and the Final Prospectus used in connection with the offer and sale of the Securities. We have assumed that the Company has the power to execute and deliver the Pricing Agreement, the Underwriting Agreement, [the Calculation Agency Agreement,] the Securities and the Indenture, and perform its obligations thereunder, that the Pricing Agreement, the Underwriting Agreement, the [Calculation Agency Agreement, the] Securities and the Indenture have been duly and validly authorized, executed and delivered under the laws of England and Wales by the Company, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

In our opinion:

1	The Pricing Agreement and the Underwriting Agreement have been duly executed and delivered by the Company.

2	The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to the provisions relating to events of default under Sections 501(5), 501(6) and 501(7), which are governed by English law; and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

3	[The Calculation Agency Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Calculation Agent, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]

4	The Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to the provisions relating to events of default under Sections 501(5), 501(6) and 501(7) of the Indenture, which are governed by English law.

5	The statements under the captions “Description of Debt Securities We May Offer”, “Plan of Distribution”, “Description of Notes” and “Underwriting” in the Pricing Disclosure Package and the Prospectus Supplement, in each case insofar as those statements summarize provisions of documents governed by New York law therein described, in the case of the Pricing Disclosure Package, at the Applicable Time (as defined in the Underwriting Agreement), and, in the case of the Final Prospectus, at its date and at the time and date of delivery of this opinion, were accurate summaries in all material respects.

6	The statements under the caption “Taxation — U.S. Federal Income Taxation” in the Pricing Disclosure Package and the Final Prospectus, insofar as those statements summarize provisions of United States federal income tax law therein described, in the case of the Pricing Disclosure Package, at the Applicable Time (as defined in the Underwriting Agreement), and, in the case of the Final Prospectus, at its date and at the time and date of delivery of this opinion, were accurate summaries in all material respects.

7	The Company is not and, immediately after, and giving effect only to the offer and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, the Company will not be, an investment company within the meaning of the United States Investment Company Act of 1940 and the rules and regulations thereunder.

8	The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company pursuant to the Pricing Agreement do not, and the performance by the Company of its obligations under the Indenture, [the Calculation Agency Agreement,] the Pricing Agreement and the Securities will not, violate any existing federal law of the United States or laws of the State of New York applicable to the Company; provided, however, that, our opinion is limited to only such laws as are normally applicable to transactions of the type contemplated by the Pricing Agreement, the Securities and the Indenture and that for the purposes of this paragraph 8, we express no opinion with respect to United States federal or State securities laws, other anti-fraud laws, fraudulent transfer laws or the United States Employment Retirement Income Security Act of 1974 and related laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries; and provided further that, insofar as the performance by the Company of its obligations under the Indenture, the Pricing Agreement[, the Calculation Agency Agreement,] and the Securities is concerned, we express no opinion as to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights as to the effect of general equity principles.

9	All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company on or prior to the date hereof under the federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made; provided, however, that we express no opinion as to United States federal or State securities laws.

10	Assuming the validity of such action under the laws of England and Wales, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 16 of the Underwriting Agreement [, Section 10 of the Calculation Agency Agreement] and Section 115 of the Indenture (the “Jurisdiction Provisions”), validly and irrevocably submitted to the personal jurisdiction of any federal or state court within the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the Pricing Agreement or the transactions contemplated thereby, has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly and irrevocably appointed C T Corporation System in New York as its authorized agent for the purposes described in the Jurisdiction Provisions, and service of process effected on such agent in the manner set forth in the Jurisdiction Provisions will be effective to confer valid personal jurisdiction over the Company in any such action, subject, in each case, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion in paragraph 10 above, we note that the designation in the Underwriting Agreement[, the Calculation Agency Agreement] and the Indenture of the United States federal courts set forth therein as venues for proceedings relating to the Underwriting Agreement [, the Calculation Agency Agreement] and the Indenture are subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under Section 1332 of Title 28 of the United States Code does not exist.

This opinion is addressed to you solely for your benefit in your capacity as an Underwriter in connection with the offer and sale of the Securities. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by you (i) to the extent required by law, regulation or any governmental or competent regulatory authority, (ii) in connection with legal proceedings in relation to the offer and sale of the Securities or (iii) to your affiliates in relation to the offer and sale of the Securities, provided that, without our express consent, you may not disclose this opinion to any other purchaser or prospective purchaser of the Securities and no party to whom the opinion is disclosed may rely on the opinion.

Very truly yours,

Schedule 8(c)(ii)
Form of Letter from U.S. Counsel
in connection with Section 8(c)(ii) of the Underwriting Agreement

[Date]

[Underwriters]

Ladies and Gentlemen:

Vodafone Group Plc (the “Company”)
$[●] [[●]%]/[Floating Rate] Notes due [●] (the “Securities”)

This is with reference to the registration under the United States Securities Act of 1933 (the “Securities Act”) and offering of the Securities. The registration statement (File No. 333-[●]) (the “Registration Statement”) was filed on Form F-3 in accordance with procedures of the United States Securities and Exchange Commission (the “SEC”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the Securities or the manner of their distribution. The offering of the Securities has been made by way of a prospectus dated July 26, 2023 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated [●] (together with the Base Prospectus, the “Preliminary Prospectus Supplement”). The Preliminary Prospectus, together with the final term sheet referred to in Appendix B to Schedule II of the Pricing Agreement dated [●] between you and the Company, is referred to herein as the “Pricing Disclosure Package”. The Base Prospectus, as supplemented by the prospectus supplement dated [●], is referred to herein as the “Final Prospectus”.

In our capacity as United States counsel for the Company, we have, along with representatives of the Company and its independent accountants and your representatives and your United States counsel, participated in discussions concerning the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and related matters, reviewed the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder and carried out such further enquiries and procedures as we have deemed necessary or appropriate in the circumstances.

On the basis of the information that we gained in the course of the performance of the work referred to above, considered in the light of our understanding of the applicable United States federal securities laws (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion (i) each part of the Registration Statement, when such part became effective and (ii) the Final Prospectus, at [●], appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the United States Trust Indenture Act of 1939 and the applicable rules and regulations of the SEC thereunder. Further, we confirm to you that nothing that has come to our attention in the course of our acting in our capacity as such counsel has caused us to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that either the Pricing Disclosure Package, at the Applicable Time (as defined in the underwriting agreement, provisions of which are incorporated by reference into the Pricing Agreement), or the Final Prospectus, at its date or at the time and date of delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, except as provided in paragraphs 5 and 6 of our opinion with respect to certain matters of the federal law of the United States and the laws of the State of New York and paragraph [6.11] of our opinion with respect to certain matters of English law, in each case addressed to you and dated the date hereof. With your agreement, we express no opinion or belief as to the financial statements or as to any of the financial data contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued.

This letter is addressed to you solely for your benefit. It is not to be relied upon by anyone else for any purpose without our express consent.

Very truly yours,

Schedule 8(d)
Form of Opinion of English Counsel
in connection with Section 8(d) of the Underwriting Agreement

[Subject to review by Linklaters]

[Underwriter legal name]

[Underwriter address]

[Underwriter legal name]

[Underwriter address]

(together, the “Underwriters”)

and

The Bank of New York Mellon
Corporate Trust Office
240 Greenwich Street
New York, NY10286
United States of America

(the “Trustee”)

[date]

Our Ref	L-[●]

Vodafone Group Plc (the “Company)

[U.S.$][●] [[●]% Notes]/[Floating Rate Notes]/[[NC [●]] Capital Securities] due [●] (the “[Notes/Securities]”)

1	We have acted as English legal advisers to the Company in connection with the issue of the Securities and have taken instructions solely from the Company. We have not advised the Underwriters or the Trustee on the content of, or their specific position or rights in relation to, the Principal Agreements or the Securities or assisted them in any way in relation to the negotiation of the Principal Agreements or the Securities or in relation to any transaction for which the Principal Agreements or the Securities may be relevant and in that respect we owe them no duty of care or other legal responsibility.

2	This opinion is limited to English law as applied by the English courts and, insofar as this opinion relates to United Kingdom tax law, to United Kingdom tax law and our understanding of current HM Revenue & Customs (“HMRC”) practice (which may not be binding on HMRC) and in each case, in effect on the date of this opinion. Such laws and practice are subject to change, possibly with retrospective effect. HMRC’s practice may not be binding on HMRC and there can be no assurance that HMRC will not depart from such practice, either because of the presence of particular factual circumstances or generally. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3	This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law as applied by the English courts or, insofar as this opinion relates to United Kingdom tax law, to United Kingdom tax law and our understanding of HMRC practice (which may not be binding on HMRC) or otherwise to update this opinion in any respect after the date of this opinion.

4	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion. This opinion is given on the basis that, since the date of this opinion, or as the case may be, the date of certification of the documents listed in the Schedule to this opinion, there has been no amendment to, or termination or replacement of, such documents.

5	We have assumed that:

5.1	all copy documents conform to the originals and all originals are genuine and complete;

5.2	each signature is the genuine signature of the individual concerned;

5.3	(except in the case of the Company) all relevant documents are within the capacity and powers of, and have been validly authorised by, each party;

5.4	(in the case of each party) those documents have been or (in the case of the Securities) will be validly executed and delivered by the relevant party;

5.5	the meeting of the Board of Directors of the Company held on [date] (in respect of which a [certified] [extract/copy] of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in the Minutes were validly passed and remain in full force and effect without modification;

5.6	the Minutes and other corporate documents are a true and complete record of the proceedings and/or resolutions described therein and the conditions to the approval of the issue of the Securities set out in the Minutes and other corporate documents were and remain satisfied;

5.7	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

5.8	the Underwriters have complied with all applicable provisions of the FSMA and any applicable secondary legislation made under it with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity) and 21 (financial promotion));

5.9	no Securities will be offered to the public in the United Kingdom unless an approved prospectus has been made available to the public before the offer is made in accordance with Section 85 of the FSMA, other than in the circumstances set out in Section 86 of the FSMA;

5.10	no application will be made to the FCA under Part VI of the FSMA for the Securities to be admitted to the Official List of the FCA, or to the London Stock Exchange for the Securities to be admitted to a UK Regulated Market for listed securities; [and]

5.11	[the Securities will not carry any right of repayment to an amount which exceeds the nominal amount of the relevant capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of other loan capital included in the Official List of the FCA and admitted to trading on the London Stock Exchange; and

5.12	the Securities will not carry any right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the relevant capital.]

5.13	[the Securities have been issued into a clearance service, will be transferred solely within that clearance service and no election applies to the Securities is or has been made under Section 97A of the Finance Act 1986.]

6	References in this opinion to:

6.1	the “Principal Agreements” are to the Pricing Agreement and the Indenture;

6.2	the “EUWA” are to the European Union (Withdrawal) Act 2018;

6.3	the “FCA” are to the United Kingdom Financial Conduct Authority;

6.4	the “London Stock Exchange” are to the London Stock Exchange plc;

6.5	the “FSMA” are to the Financial Services and Markets Act 2000;

6.6	the “Securities” include the Global Registered Security unless the context indicates otherwise; and

6.7	a “UK Regulated Market” are to a market which complies with the requirements set out in Article 2(1)(13A) of the Markets in Financial Instruments Regulation (EU) 600/2014 as it forms part of retained EU law, as defined in the EUWA.

7	Based on the documents referred to, and assumptions made, in paragraphs 4 and 5 above and subject to the qualifications in paragraph 9 below and to any matters not disclosed to us, we are of the following opinion:

7.1	The Company has been incorporated and is existing as a company with limited liability under the laws of England.

7.2	The Company has corporate power to enter into and to perform its obligations under the Principal Agreements and the Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Principal Agreements and the Securities. There is no reason insofar as English law is concerned why the obligations assumed by the Company under each such agreement are not valid and binding upon the Company.

7.3	[The subordination provisions of the Securities, which are expressed to be governed by English law, constitute legal, valid, binding and enforceable terms.]

7.4	The issue by the Company of the Securities and compliance by the Company with the Principal Agreements and the consummation of the transactions therein contemplated will not conflict with or result in any violation or breach by the Company of any provision of English law or of the Articles of Association of the Company.

7.5	Except as disclosed in the Original Prospectus [as amended, superseded or supplemented by the Prospectus Supplement] and subject to the qualifications and limitations set out therein, no amount in respect of United Kingdom tax is required to be deducted by the Company from any payment of principal or interest by it under the Securities.

7.6	Except as disclosed in the Original Prospectus [as amended, superseded or supplemented by the Prospectus Supplement] and subject to the qualifications and limitations set out therein, no United Kingdom stamp duty or stamp duty reserve tax is payable on the execution and delivery of the Principal Agreements or the issue or transfer of the Securities.

7.7	The statements of the United Kingdom taxation law and HMRC practice contained under the heading “[Taxation – United Kingdom Taxation – Debt Securities]” in the Original Prospectus [as amended, superseded or supplemented by the statements under the heading “[Taxation – United Kingdom Taxation]” in the Prospectus Supplement], insofar as such statements purport to summarise certain tax laws of the United Kingdom or HMRC practice, are, as at the date of this opinion and subject to the assumptions and qualifications in that section of the Original Prospectus [as amended, superseded or supplemented by the Prospectus Supplement], a correct summary in all material respects of the matters set out therein. We have not been asked to, and we do not, express any opinion as to any taxation matters, except for in paragraphs [7.5] and [7.6] above, this paragraph [7.7] and the qualification in paragraph [9.3] below. In particular, we have not been asked to, and we do not express (i) any other opinion as to such duties or taxes that will or may arise as a result of any other transaction effected in connection with the Securities or (ii) any opinion as to any other taxation matter which will or may arise as a result of any transaction effected in connection with the Securities.

7.8	[Provided that the issue of the Securities is made in circumstances where Section 19 of the FSMA does not apply, there/There] are no consents, approvals, authorisations or orders required by the Company from any governmental or other regulatory agencies in the United Kingdom in connection with the issue and offering of the Securities and the performance by the Company of its obligations under the Principal Agreements and the Securities.

7.9	There will have been no contravention of the provisions of Section 21 of the FSMA provided that the contents of any communication within the scope of that section, made or caused to be made in the United Kingdom (or, in the case of a communication originating outside the United Kingdom, capable of having an effect in the United Kingdom) (within the meaning of that Act) were first approved by an authorised person for the purposes of that Act or the communication fell within one of the exceptions contained in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

7.10	If proceedings were brought before the English courts and the law that has been chosen as the governing law of the Principal Agreements is pleaded and proved as a fact in accordance with English procedural and evidential rules, the choice of that law as the governing law of the Principal Agreements would be recognised in England.

7.11	A final and conclusive judgment for the payment of money rendered by a foreign court chosen in each of the Principal Agreements is recognisable and enforceable in the English courts.

7.12	A holder in respect of Securities, if and when so entitled, is entitled to sue as claimant in the English courts for the enforcement of its respective rights against the Company. The Company is not entitled to any special immunity from proceedings in England with respect to the Indenture or the Securities. The Trustee could commence proceedings in an English court of competent jurisdiction against the Company in connection with the Indenture and such court would accept jurisdiction in respect of any such proceedings. The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the Securities and the Indenture (except for the subordination provisions of the Securities which are expressed to be governed by English law). Accordingly, under the principles of English conflicts of laws the existence and validity of the contract, and any term thereof (except as provided in the preceding sentence), between the parties is a matter of New York law.

8	The term “enforceable” as used above means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

8.1	Enforcement may be limited by (a) bankruptcy, insolvency, liquidation and moratorium laws, (b) laws relating to reorganisation and (c) laws of general application relating to or affecting the rights of creditors.

8.2	Enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy.

8.3	Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim.

9	This opinion is subject to the following:

9.1	Save to the limited extent specified in paragraph [7.7] above, it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Original Prospectus as amended, superseded or supplemented by the Prospectus Supplement, or that no material facts have been omitted from them.

9.2	We express no opinion as to compliance or otherwise with (i) any financial limitations on borrowings or covenants by the Company contained in the Articles of Association of the Company or (ii) any limitations on the maximum aggregate principal amount of Securities which may be issued by the Company as contemplated by the Prospectus.

9.3	To the extent it relates to United Kingdom stamp duties any undertaking or indemnity may be void under Section 117 of the Stamp Act 1891.

9.4	A certificate, determination, notification, minute or opinion might be held by the English courts not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in any document to the contrary.

9.5	An English court may refuse to give effect to any contractual provision concerning payment of the costs of enforcement or litigation brought before an English court.

9.6	Any contractual provision that purports to maintain the validity of the remainder of such contract despite the invalidity, illegality or unenforceability of one or more of its provisions may not be effective - it depends on the nature of the illegality, invalidity or unenforceability in question.

9.7	Any contractual provision that requires a variation to be made in writing or to comply with any other formality may not be enforceable.

9.8	Any amount referred to in provisions of the Securities or any Principal Agreement which provide for the payment by a person of additional interest or amounts upon a breach, default or similar occurrence by that person may not be recoverable if it amounts to a penalty under English law.

9.9	An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances - for example, if proceedings are brought elsewhere.

9.10	We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the Principal Agreements or the Securities or any transaction contemplated thereby.

9.11	In relation to any choice of law specified as the governing law of the Indenture or the Securities:

9.11.1	Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be or have been performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

9.11.2	The English courts may have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

9.11.3	The English courts may not be restricted from applying overriding mandatory provisions of English law and if there is a provision of the governing law of the Indenture or the Securities that is manifestly incompatible with English public policy, it is possible that the English courts may not apply it.

9.12	The enforcement in England of foreign judgments will be subject to English rules of civil procedure.

9.13	A judgment for the payment of money rendered by a foreign court will be recognisable and enforceable in the English courts according, and subject, to the provisions of, as applicable, the Administration of Justice Act 1920, the Civil Jurisdiction and Judgments Act 1982, the Hague Convention of 30 June 2005 on Choice of Court Agreements (as incorporated by the Private International Law (Implementation of Agreements) Act 2020), the Foreign Judgments (Reciprocal Enforcement) Act 1933, or the principles of English common law.

9.14	Our opinion that the Company is existing is based on the Search and the Winding-up Search. It should be noted that the Search and the Winding-up Search are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver has been appointed, a company voluntary arrangement has been proposed or approved, a moratorium has been applied for or has come into force or any other insolvency proceeding has commenced.

10	This opinion is addressed to you solely for your benefit in connection with the issue of the Securities. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the issue of the Securities, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent.

In addition, a copy of this opinion may, however, be provided, for the purpose of information only, to:

(a)	your professional advisers, auditors and regulators; and

(b)	your affiliates involved in the offering, sale, distribution and/or issue of the Securities and their professional advisers, auditors and regulators,

since we understand that they may wish to know that an opinion has been given and to be made aware of its terms, but only on the basis that it will not be relied upon by any such person, that no such person may provide a copy of this opinion to any other person and that it will not be quoted or referred to in any public document or filed with anyone without our written consent.

We accept no responsibility or legal liability to any person other than the addressees in relation to the contents of this opinion.

Yours faithfully

SCHEDULE
to the Form of Opinion of English Counsel

1	A copy of the Articles of Association of the Company dated 27 July 2021.

2	A [certified] [extract/copy] from the minutes of a meeting of the Board of Directors of the Company held on [date] (the “Minutes”) [and an e-mail from the Group Chief Financial Officer dated [date] approving the transaction].

3	The Prospectus dated 26 July 2023 (the “Original Prospectus”) and Prospectus Supplement dated [date] (the “Prospectus Supplement” and together with the Original Prospectus, the “Prospectus”).

4	The Pricing Agreement dated [date] between the Company and the Underwriters (the “Pricing Agreement”), incorporating the terms of the Underwriting Agreement set out in Schedule III to the Pricing Agreement.

5	The Indenture (the “Indenture”) dated 10 February 2000 between the Company and the Trustee (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Company, The Bank of New York Mellon and Citibank N.A.).

6	The results of an online search in respect of the Company on the Companies House Direct Service made at [●] [a.m./p.m.] on [date] (the “Search”).

7	The results of telephone searches in respect of the Company at the Central Register of Winding-Up Petitions made at [●] [a.m./p.m.] on [date] (the “Winding-up Search”).

Schedule 8(e)
Form of Opinion of Vodafone General Counsel and Secretary
in connection with Section 8(e) of the Underwriting Agreement

[Date]

[Underwriters]

Dear Ladies and Gentlemen:

I am the Group General Counsel and Company Secretary of Vodafone Group Plc, a public limited company organised under the laws of England and Wales (the “Issuer”), and have provided legal advice and assistance to the Issuer in connection with the issue and sale today by the Issuer through you as Underwriters (the “Underwriters”) pursuant to the Pricing Agreement dated [●] (the “Pricing Agreement”), which incorporates by reference the provisions of the Underwriting Agreement attached thereto, by and between the Issuer and you, of the debt securities listed in Appendix A to Schedule II thereto (the “Securities”) issued pursuant to the Indenture, dated as of 10 February 2000 (the “Indenture”), between the Issuer and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Company, The Bank of New York Mellon and Citibank N.A.), and offered pursuant to the Prospectus dated 26 July 2023, as amended and supplemented by the Prospectus Supplement dated [●] (including the documents incorporated by reference therein, the “Prospectus”).

I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, the genuineness of all signatures of all parties (other than the Issuer) on all documents and the conformity with original documents of all copies submitted to me has been assumed. I have further assumed that such documents are within the capacity and powers of, and have been duly authorised, executed and delivered by, and are valid and binding upon, each party, other than the Issuer, under New York law.

In giving this opinion, I have made no investigation of the laws of any country other than the laws of England and Wales, and my opinion is confined to matters of English law as applied by the English courts. My opinion is given on the understanding that it will be governed by, and construed in accordance with, English law.

On the basis of the foregoing, having regard to such legal considerations as I deem relevant, I am of the opinion that, insofar as the present laws of England and Wales are concerned:

(1)	The Issuer is duly incorporated as a public limited company under the laws of England and Wales and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(2)	All of the issued shares of capital stock of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable;

(3)	To the best of my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject which, if determined adversely to the Issuer or any of its subsidiaries, would individually or, in the aggregate, have a material adverse effect on the current consolidated financial position or results of operations of the Issuer and its subsidiaries, taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated;

(4)	The Issuer is not in violation of its Articles of Association or other constituent documents, and, to the best of my knowledge, neither the Issuer nor any of its subsidiaries is in material default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material properties or assets is subject, in each case except for conflicts, breaches, defaults or violations which would not affect the validity or enforceability of the Securities or have a material effect on the consolidated financial condition or results of operations of the Issuer and its subsidiaries, taken as a whole;

(5)	The issue and sale of the Securities and the compliance by the Issuer with all of the provisions of the Securities, the Indenture and the Pricing Agreement, and the consummation of the transactions therein contemplated will not, to the best of my knowledge, conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the material property or assets of the Issuer is subject; and

(6)	The Issuer and each of its material subsidiaries have all material telecommunications licences necessary to conduct their businesses as described in the Prospectus.

Yours faithfully

Schedule 8(f)
Form of Independent Accountants’ Letter
in connection with Section 8(f) of the Underwriting Agreement

Pursuant to Section 8(f) of the Underwriting Agreement, each firm of independent accountants that has certified financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter to the effect that:

(i)	They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)	In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board (United States) of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representative or representatives of the Underwriters (the “Representatives”) such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives [and are attached hereto];

(iii)	[They have made a review in accordance with standards established by the Public Company Accounting Oversight Board (United States) of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s interim report on Form 6-K incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the [Act and the Exchange] Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the [Act and the Exchange] Act and the related published rules and regulations;]

(iv)	[The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 3 of the Company’s Annual Report on Form 20-F for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 20-F for such fiscal years];

(v)	They have compared the information in the Prospectus under selected captions (if any) with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 3 and 6 of Form 20-F and of Regulation S-K;

(vi)	On the basis of limited procedures, not constituting an examination in accordance with the standards established by the Public Company Accounting Oversight Board (United States), consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)	the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in an interim report on Form 6-K incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in an interim report on Form 6-K incorporated by reference in the Prospectus for them to be in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(B)	any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 20-F for the most recent fiscal year;

(C)	the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 20-F for the most recent fiscal year;

(D)	[any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;]

(E)	[for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus, to the most recently completed month end for which consolidated financial statements of the Company are available, there were any decreases in [consolidated net revenues or consolidated operating profit or the total or per share amounts of consolidated net income], in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur;]

(F)	[as of the most recently completed month end for which consolidated financial statements of the Company are available, there were any [changes in the share capital or increase in long-term debt or decrease in consolidated net current assets or decrease in consolidated stockholders’ equity], in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;]

(G)	[for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to a specified date not more than five days prior to the date of such letter, there were any decreases in [consolidated net revenues or consolidated operating profit or the total or per share amounts of consolidated net income], in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur;] and

(H)	[as of a specified date not more than five days prior to the date of such letter, there have been any [changes in the share capital or increase in long-term debt or decrease in consolidated net current assets or decrease in consolidated stockholders’ equity], in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.]

(vii)	In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit under the standards established by the Public Company Accounting Oversight Board (United States), with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this letter to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.